EXHIBIT 99

EMERGENT BIOSOLUTIONS REPORTS THIRD QUARTER AND NINE MONTHS 2016 FINANCIAL RESULTS

GAITHERSBURG, MD, November 7, 2016—Emergent BioSolutions Inc. (NYSE: EBS) reported financial results for the quarter and nine months ended September 30, 2016.

FINANCIAL HIGHLIGHTS
The following financial highlights reflect Emergent's financial performance from "Continuing Operations" and exclude the impact of the operations associated with the Company's former biosciences business which was spun-off into a separate publicly traded company, Aptevo Therapeutics Inc., on August 1, 2016.
•	Total revenues from continuing operations: Q3 2016 of $142.9 million; nine months 2016 of $337.1 million
•	GAAP net income from continuing operations: Q3 2016 of $20.4 million, or $0.43 per diluted share; nine months 2016 of $30.2 million, or $0.68 per diluted share
•	Adjusted net income from continuing operations: Q3 2016 of $28.5 million, or $0.58 per diluted share; nine months 2016 of $44.0 million, or $0.90 per diluted share
•	EBITDA from continuing operations: Q3 2016 of $45.6 million, or $0.92 per diluted share; nine months 2016 of $82.2 million, or $1.68 per diluted share
•	Adjusted EBITDA from continuing operations: Q3 2016 of $50.2 million, or $1.02 per diluted share; nine months 2016 of $91.7 million, or $1.88 per diluted share
Note: For a reconciliation of the Company's Statement of Operations for the Three and Nine Months Ended September 30, 2016 on a continuing operations basis to that on a combined basis, which takes into account the impact of the Aptevo-related discontinued operations, see "Reconciliation of Statement of Operations."

Q3 2016 AND RECENT BUSINESS ACCOMPLISHMENTS
•
Signed a five-year contract with the Biomedical Advanced Research and Development Authority (BARDA) for advanced development and procurement of NuThrax™ (Anthrax Vaccine Adsorbed with CPG 7909 Adjuvant), the Company's next generation anthrax vaccine candidate, valued at up to $1.6 billion

•
Department of Health and Human Services issued a Sole Source Notification indicating its intention to award the Company a follow-on procurement contract with the Centers for Disease Control and Prevention (CDC) for the purchase of 29.4 million doses of BioThrax® (Anthrax Vaccine Adsorbed), the Company's licensed anthrax vaccine, for delivery into the Strategic National Stockpile (SNS); Company anticipates finalizing the contract in the coming weeks

•	Completed delivery of the full 44.75 million doses of BioThrax under current 2011 procurement contract as CDC exercised option to purchase all remaining doses
•	Achieved Food and Drug Administration (FDA) licensure for Building 55, the Company's large-scale BioThrax® manufacturing facility
•	Completed the spin-off of Aptevo Therapeutics Inc.
2016 FINANCIAL GUIDANCE
The Company continues to postpone its financial guidance for 2016 until the CDC follow-on BioThrax® procurement contract has been finalized.

2016 FINANCIAL PERFORMANCE
Note: As a result of the August 1, 2016 spin-off of the Company's biosciences business into a separate publicly traded company, Aptevo Therapeutics Inc., the financial statements and related explanatory sections for Emergent, exclusive of Aptevo, presented herein have been revised accordingly and are referenced as "continuing operations."

The results of operations and financial position of Aptevo are reflected on one line of the Company's Statements of Operations for the three and nine months ended September 30, 2016 and 2015 as "Income (loss) from discontinued operations, (net of tax)." Please refer to "Reconciliation of Statement of Operations" for a reconciliation of the Company's Statement of Operations for the Three and Nine Months Ended September 30, 2016 on a continuing operations basis to that on a combined basis, which takes into account the impact of the Aptevo-related discontinued operations.

(I) Quarter Ended September 30, 2016 (unaudited)

Revenues

Product Sales
For Q3 2016, product sales were $96.7 million, a decrease of 18% as compared to 2015. The decrease in BioThrax® sales was primarily due to fewer doses delivered to the SNS. The decrease in other sales was primarily due to the timing of BATTM [Botulism Antitoxin Heptavalent (A,B,C,D,E,F,G)-(Equine)] sales to the SNS.

	Three Months Ended September 30,
(in millions)	2016	2015	% Change
Product Sales
BioThrax®	$94.1	$109.8	(14)%
Other	$2.6	$7.7	(67)%
Total Product Sales	$96.7	$117.5	(18)%

Contract Manufacturing
For Q3 2016, revenue from the Company's contract manufacturing operations was $14.7 million, an increase of 30% as compared to 2015. The increase primarily reflects the timing of fill/finish services.

Contracts and Grants
For Q3 2016, contracts and grants revenue was $31.5 million, an increase of 7% as compared to 2015.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For Q3 2016, cost of product sales and contract manufacturing was $39.6 million, an increase of 12% as compared to 2015. The increase primarily reflects an increase in costs associated with underutilized manufacturing capacity at the Company's Winnipeg site and an increase in the BioThrax cost per dose sold associated with lower production yield in the period in which the doses sold were produced.

Research and Development
For Q3 2016, gross research and development (R&D) expenses were $27.2 million, a decrease of 20% as compared to 2015. The decrease primarily reflects lower contract service costs.

For Q3 2016, net R&D was fully funded, or a positive $4.3 million, versus an expense of $4.7 million in Q3 2015. Net R&D, which is more representative of the Company's actual out-of-pocket investment in product development, is calculated as gross research and development expenses less contracts and grants revenue.

	Three Months Ended September 30,
(in millions)	2016	2015	% Change
Research and Development Expenses [Gross]	$27.2	$34.2	(20)%
Adjustments:
- Contracts and grants revenue	$31.5	$29.5	7%
Net Research and Development Expenses (Income)	$(4.3)	$4.7	--

Selling, General and Administrative
For Q3 2016, selling, general and administrative expenses were $40.7 million, an increase of 58% as compared to 2015. This increase includes costs associated with the Aptevo spin-off, restructuring activities at the Company's Lansing, Michigan site, along with increased professional services to support the Company's strategic growth initiatives.

Net Income from Continuing Operations
For Q3 2016, GAAP net income from continuing operations was $20.4 million, or $0.43 per diluted share, versus $42.1 million, or $0.90 per diluted share, in 2015.

For Q3 2016 and 2015, GAAP net income from continuing operations per diluted share is computed using the "if-converted" method. This method requires GAAP net income to be adjusted to reflect the impact of interest expense and amortization of debt issuance cost, both net of tax, associated with the Company's 2.875% Convertible Senior Notes due 2021. As a result, GAAP net income from continuing operations per diluted share for Q3 2016 is adjusted in the amount of $1.1 million, from $20.4 million to $21.5 million, and diluted shares outstanding were 49.4 million. GAAP net income per diluted share for Q3 2015 is adjusted in the amount of $1.0 million, from $42.1 million to $43.1 million, and diluted shares outstanding were 47.8 million.

(II) Nine Months Ended September 30, 2016 (unaudited)

Revenues

Product Sales
For the nine months of 2016, product sales were $208.8 million, an increase of 2% as compared to 2015. The increase in BioThrax® sales was primarily due to the timing of deliveries to the SNS. The decrease in other sales was primarily due to the timing of sales of BAT to the SNS and a one-time payment for Anthrasil™ [Anthrax Immune Globulin Intravenous (Human)] that occurred in the prior comparative period.

	Nine Months Ended September 30,
(in millions)	2016	2015	% Change
Product Sales
BioThrax®	$193.3	$182.0	6%
Other	$15.5	$22.5	(31)%
Total Product Sales	$208.8	$204.6	2%

Contract Manufacturing
For the nine months of 2016, revenue from contract manufacturing operations was $32.5 million, level with that in 2015.

Contracts and Grants
For the nine months of 2016, contracts and grants revenue was $95.9 million, an increase of 4% as compared to 2015.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For the nine months of 2016, cost of product sales and contract manufacturing was $93.0 million, an increase of 27% as compared to 2015. The increase primarily reflects an increase in the BioThrax cost per dose sold associated with lower production yield in the period in which the doses sold were produced along with increased costs associated with underutilized manufacturing capacity at the Company's Winnipeg facility.

Research and Development
For the nine months of 2016, gross research and development (R&D) expenses were $81.2 million, a decrease of 13% as compared to 2015. The decrease primarily reflects lower contract service costs.

For the nine months of 2016, net R&D was fully funded, or a positive $14.7 million, versus an expense of $1.3 million in the comparable period in 2015.

	Nine Months Ended September 30,
(in millions)	2016	2015	% Change
Research and Development Expenses [Gross]	$81.2	$93.8	(13)%
Adjustments:
- Contracts and grants revenue	$95.9	$92.5	4%
Net Research and Development Expenses (Income)	$(14.7)	$1.3	--

Selling, General and Administrative
For the nine months of 2016, selling, general and administrative expenses were $108.3 million, an increase of 25% as compared to 2015. This increase includes costs associated with the Aptevo spin-off, restructuring activities at the Company's Lansing, Michigan site, along with increased professional services to support the Company's strategic growth initiatives.

Net Income from Continuing Operations
For the nine months of 2016, GAAP net income from continuing operations was $30.2 million, or $0.68 per diluted share, versus $48.9 million, or $1.11 per diluted share, in 2015.

Pursuant to the "if-converted" method, GAAP net income from continuing operations per diluted share for the nine months of 2016 is adjusted in the amount of $2.8 million, from $30.2 million to $33.0 million, and diluted shares outstanding were 48.8 million. GAAP net income from continuing operations per diluted share for the nine months of 2015 is adjusted in the amount of $3.1 million, from $48.9 million to $52.0 million, and diluted shares outstanding were 47.0 million.

(III) RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME, EBITDA AND ADJUSTED EBITDA ALL RELATED TO CONTINUING OPERATIONS

This press release contains three financial measures (Adjusted Net Income, EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), and Adjusted EBITDA) that are considered "non-GAAP" financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company's definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted Net Income adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting. EBITDA reflects net income excluding the impact of depreciation, amortization, interest expense and provision for income taxes. Adjusted EBITDA also excludes specified items that can be highly variable and the non-cash impact of certain purchase accounting adjustments. The Company views these non-GAAP financial measures as a means to facilitate management's financial and operational decision-making, including evaluation of the Company's historical operating results and comparison to competitors' operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company's business.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety.

Reconciliation of GAAP Net Income to Adjusted Net Income

The following table provides a reconciliation of GAAP Net Income to Adjusted Net Income for the three month periods as indicated.

	Three Months Ended September 30,
(in millions, except per share value)	2016	2015	Source
GAAP Net Income From Continuing Operations	$20.4	$42.1	NA
Adjustments:
+ Spin-off and acquisition-related costs (transaction & integration)	4.6	1.0	SG&A
+ Non-cash amortization charges	2.0	2.2	COGS, SG&A, Other Income
+ Exit and disposal costs	7.9	--	SG&A
+ Impact of purchase accounting on inventory step-up	--	0.3	COGS
Tax effect	(6.4)	(1.1)	NA
Total Adjustments	8.1	2.5	NA
Adjusted Net Income From Continuing Operations Adjusted Net Income per Diluted Share	$28.5 $0.58	$44.6 0.93	NA

The following table provides a reconciliation of GAAP Net Income to Adjusted Net Income for the nine month periods as indicated.

	Nine Months Ended September 30,
(in millions, except per share value)	2016	2015	Source
GAAP Net Income From Continuing Operations	$30.2	$48.9	NA
Adjustments:
+ Spin-off and acquisition-related costs (transaction & integration)	9.5	3.5	SG&A
+ Non-cash amortization charges	6.5	6.7	COGS, SG&A, Other Income
+ Exit and disposal costs	8.7	--	SG&A
+ Impact of purchase accounting on inventory step-up	--	0.3	COGS
Tax effect	(10.9)	(3.2)	NA
Total Adjustments	13.8	7.3	NA
Adjusted Net Income From Continuing Operations Adjusted Net Income per Diluted Share	$44.0 0.90	$56.2 1.20	NA

Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA

The following table provides a reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA for the three month periods as indicated.

	Three Months Ended September 30,
(in millions, except per share value)	2016	2015
GAAP Net Income From Continuing Operations	$20.4	$42.1
Adjustments:
+ Depreciation & Amortization	9.7	7.5
+ Provision For Income Taxes	13.2	20.1
+ Total Interest Expense	2.0	1.6
Total Adjustments	24.9	29.2
EBITDA From Continuing Operations EBITDA per Diluted Share	$45.3 0.92	$71.3 1.49
Additional Adjustments:
+ Spin-off and acquisition-related costs (transaction & integration)	4.6	1.0
+ Impact of purchase accounting on inventory step-up	--	0.3
Total Additional Adjustments	4.6	1.3
Adjusted EBITDA From Continuing Operations Adjusted EBITDA per Diluted Share	$49.9 1.01	$72.6 1.52

The following table provides a reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA for the nine month periods as indicated.

	Nine Months Ended September 30,
(in millions, except per share value)	2016	2015
GAAP Net Income From Continuing Operations	$30.2	$48.9
Adjustments:
+ Depreciation & Amortization	27.0	24.7
+ Provision For Income Taxes	19.9	23.6
+ Total Interest Expense	5.1	4.9
Total Adjustments	52.0	53.2
EBITDA From Continuing Operations EBITDA per Diluted Share	$82.2 1.68	$102.1 2.17
Additional Adjustments:
+ Spin-off and acquisition-related costs (transaction & integration)	9.5	3.5
+ Impact of purchase accounting on inventory step-up	--	0.3
Total Additional Adjustments	9.5	3.8
Adjusted EBITDA From Continuing Operations Adjusted EBITDA per Diluted Share	$91.7 1.88	$105.9 2.26

(IV) RECONCILIATION OF STATEMENT OF OPERATIONS

The following table provides a reconciliation of the Company's Statement of Operations for the Three Months Ended September 30, 2016 on a continuing operations basis to that on a combined basis, which takes into account the impact of the Aptevo-related discontinued operations.

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended September 30, 2016
	Continuing Operations	Discontinued Operations	Combined
Revenues:	(Unaudited)
Product sales	$96.7	$3.0	$99.7
Contract manufacturing	14.7	-	14.7
Contracts and grants	31.5	0.1	31.6
Total revenues	142.9	3.1	146.0

Operating expenses:
Cost of product sales and contract manufacturing	39.6	0.9	40.5
Research and development	27.2	2.5	29.7
Selling, general and administrative	40.7	7.5	48.2
Income from operations	35.5	(7.8)	27.7

Other income (expense):
Interest income	0.4	-	0.4
Interest expense	(2.0)	-	(2.0)
Other income, net	(0.2)	(0.1)	(0.3)
Total other expense, net	(1.9)	(0.1)	(2.0)

Income (loss) before provision for (benefit) from income taxes	33.6	(7.9)	25.6
Provision for (benefit from) income taxes	13.2	(8.9)	4.3
Net income	$20.4	$1.0	$21.3

The following table provides a reconciliation of the Company's Statement of Operations for the Nine Months Ended September 30, 2016 on a continuing operations basis to that on a combined basis, which takes into account the impact of the Aptevo-related discontinued operations.

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Nine Months Ended September 30, 2016
	Continuing Operations	Discontinued Operations	Combined
Revenues:	(Unaudited)
Product sales	$208.8	$21.2	$230.0
Contract manufacturing	32.5	-	32.5
Contracts and grants	95.9	0.2	96.1
Total revenues	337.1	21.4	358.5

Operating expenses:
Cost of product sales and contract manufacturing	93.0	11.6	104.6
Research and development	81.2	18.0	99.2
Selling, general and administrative	108.3	23.8	132.1
Income from operations	54.6	(32.0)	22.6

Other income (expense):
Interest income	0.8	-	0.8
Interest expense	(5.1)	-	(5.1)
Other income, net	(0.2)	(0.0)	(0.2)
Total other expense, net	(4.5)	(0.0)	(4.5)

Income (loss) before provision for (benefit) from income taxes	50.1	(32.0)	18.1
Provision for (benefit from) income taxes	19.9	(16.2)	3.7
Net income	$30.2	$(15.9)	$14.4

CONFERENCE CALL AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm (Eastern Time) today, November 7, 2016, to discuss these financial results. This conference call can be accessed live by telephone or through Emergent's website:

Live Teleconference Information: Dial in number: (855) 766-6521 International dial in: (262) 912-6157 Conference ID: 29486767

Live Webcast Information: Visit http://edge.media-server.com/m/p/89rbd7rh/lan/en for the live webcast feed.

A replay of the call can be accessed on Emergent's website www.emergentbiosolutions.com under "Investors."

ABOUT EMERGENT BIOSOLUTIONS INC.
Emergent BioSolutions is a global specialty biopharmaceutical company dedicated to one simple mission—to protect and enhance life. We develop, manufacture, and deliver a portfolio of medical countermeasures for biological and chemical threats as well as emerging infectious diseases. Through our work, we envision protecting and enhancing 50 million lives with our products by 2025. Additional information about the Company may be found at www.emergentbiosolutions.com. Follow us @emergentbiosolu.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, and any statements containing the words "believes," "expects," "anticipates," "intends," "plans," "targets," "forecasts," "estimates" and similar expressions in conjunction with, among other things, discussions of the Company's outlook, financial performance or financial condition, growth strategy, product development, product sales, government development or procurement contracts or awards, government appropriations, manufacturing capabilities, Emergency Use Authorization or other regulatory approvals and plans to increase our operational efficiencies and cost structure are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements, including the ability to obtain a new procurement contract for BioThrax; availability of funding and the exercise of options under our NuThrax contract with BARDA; appropriations for procurement of BioThrax and NuThrax; our ability to secure EUA pre-authorization approval and licensure of NuThrax from the FDA within the anticipated timeframe, if at all; our ability to achieve our planned operational efficiencies and targeted levels of cost savings; availability of funding for our U.S. government grants and contracts; whether the operational, marketing and strategic benefits of the spin-off of our biosciences business can be achieved; our ability to identify and acquire or in-license products or late-stage product candidates that satisfy our selection criteria; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods, if at all; our ability to expand our manufacturing facilities and capabilities; our ability and the ability of our contractors and suppliers to maintain compliance with cGMP and other regulatory obligations; the results of regulatory inspections; the outcome of the purported class action lawsuit filed against us and possible other future material legal proceedings; our ability to meet operating and financial restrictions placed on us and our subsidiaries that are contained in our senior credit facility; the rate and degree of market acceptance and clinical utility of our products; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.
###

Investor Contact Robert Burrows Vice President, Investor Relations (o) 240/631-3280; (m) 240/413-1917 burrowsr@ebsi.com	Media Contact Tracey Schmitt Lintott Senior Vice President, Global Public Affairs (o) 240/631-3394 schmittt@ebsi.com

FINANCIAL STATEMENTS FOLLOW

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2016	December 31, 2015
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$298,932	$308,304
Accounts receivable, net	69,633	113,906
Inventories	81,160	60,887
Income tax receivable, net	11,831	6,573
Prepaid expenses and other current assets	18,439	18,458
Current assets of discontinued operations	-	29,282
Total current assets	479,995	537,410
Property, plant and equipment, net	362,544	327,808
In-process research and development	-	701
Intangible assets, net	35,419	40,758
Goodwill	41,001	41,001
Deferred tax assets, long-term, net	11,286	11,286
Other assets	1,781	2,155
Non-current assets of discontinued operations	-	76,365
Total assets	$932,026	$1,037,484
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$46,342	$37,970
Accrued expenses and other current liabilities	4,279	6,207
Accrued compensation	32,102	31,998
Note payable	20,000	-
Contingent consideration, current portion	2,759	2,109
Deferred revenue, current portion	4,824	3,979
Current liabilities of discontinued operations	-	17,348
Total current liabilities	110,306	99,611
Contingent consideration, net of current portion	20,169	23,046
Long-term indebtedness	247,793	246,892
Deferred revenue, net of current portion	4,695	3,426
Other liabilities	1,440	1,258
Non-current liabilities of discontinued operations	-	3,234
Total liabilities	384,403	377,467

Stockholders' equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, 0 shares issued and outstanding at both September 30, 2016 and December 31, 2015	-	-
Common stock, $0.001 par value; 200,000,000 shares authorized, 40,910,479 shares issued and 40,487,649 shares outstanding at September 30, 2016; 100,000,000 shares authorized, 39,829,408 shares issued and 39,406,578 shares outstanding at December 31, 2015.	41	40
Treasury stock, at cost, 422,830 common shares at both September 30, 2016 and December 31, 2015	(6,420)	(6,420)
Additional paid-in capital	342,888	317,971
Accumulated other comprehensive loss	(3,572)	(2,713)
Retained earnings	214,686	351,139
Total stockholders' equity	547,623	660,017
Total liabilities and stockholders' equity	$932,026	$1,037,484

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended September 30,
	2016	2015
	(Unaudited)
Revenues:
Product sales	$96,698	$117,512
Contract manufacturing	14,712	11,341
Contracts and grants	31,504	29,525
Total revenues	142,914	158,378

Operating expenses:
Cost of product sales and contract manufacturing	39,560	35,240
Research and development	27,188	34,179
Selling, general and administrative	40,688	25,800
Income from operations	35,478	63,159

Other income (expense):
Interest income	358	104
Interest expense	(2,049)	(1,635)
Other income, net	(234)	519
Total other expense, net	(1,925)	(1,012)

Income from continuing operations before provision for income taxes	33,553	62,147
Provision for income taxes	13,165	20,059
Net income from continuing operations	20,388	42,088
Income (loss) from discontinued operations (net of tax)	952	(5,145)
Net income	$21,340	$36,943

Net income per share - basic:
Income from continuing operations	$0.50	$1.08
Income (loss) from discontinued operations	0.02	(0.13)
Net income per share - basic	$0.52	$0.95

Net income per share - diluted (1):
Income from continuing operations	$0.43	$0.90
Income (loss) from discontinued operations	0.02	(0.11)
Net income per share - diluted	$0.45	$0.79

Weighted-average number of shares - basic	40,465,423	38,831,341
Weighted-average number of shares - diluted	49,440,313	47,784,550

(1)	See "Net Income From Continuing Operations" for explanation of adjustments to denominator for per diluted share calculation.

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Nine Months Ended September 30,
	2016	2015
	(Unaudited)
Revenues:
Product sales	$208,785	$204,563
Contract manufacturing	32,455	32,443
Contracts and grants	95,879	92,541
Total revenues	337,119	329,547

Operating expenses:
Cost of product sales and contract manufacturing	93,025	73,083
Research and development	81,173	93,833
Selling, general and administrative	108,328	86,263
Income from operations	54,593	76,368

Other income (expense):
Interest income	764	459
Interest expense	(5,082)	(4,923)
Other income, net	(176)	669
Total other expense, net	(4,494)	(3,795)

Income from continuing operations before provision for income taxes	50,099	72,573
Provision for income taxes	19,861	23,648
Net income from continuing operations	30,238	48,925
Loss from discontinued operations (net of tax)	(15,854)	(19,402)
Net income	$14,384	$29,523

Net income per share - basic:
Income from continuing operations	$0.75	$1.28
Loss from discontinued operations	(0.40)	(0.51)
Net income per share - basic	$0.35	$0.77

Net income per share - diluted (1):
Income from continuing operations	$0.68	$1.11
Loss from discontinued operations	(0.32)	(0.42)
Net income per share - diluted	$0.36	$0.69

Weighted-average number of shares - basic	40,071,730	38,423,715
Weighted-average number of shares - diluted	48,826,597	46,958,179

(1)	See "Net Income From Continuing Operations" for explanation of adjustments to denominator for per diluted share calculation.